UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, in recognition of significant achievements in 2011, the Compensation Committee (the “Committee”) of the Board of Directors of MAKO Surgical Corp. (the “Company”) authorized the payment of discretionary annual performance bonuses to each of the Company’s executive officers.  The Committee also authorized an equity grant to Maurice R. Ferré, M.D., the Company’s President, Chief Executive Officer and Chairman of the Board, and approved the Company’s 2012 Leadership Cash Bonus Plan (the “2012 Leadership Bonus Plan”).

2011 Discretionary Annual Performance Bonuses

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011, the Committee approved the Company’s 2011 Leadership Cash Bonus Plan (the “2011 Leadership Bonus Plan”) in February 2011 for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2011. Under the 2011 Leadership Bonus Plan, if the Company attained the minimum threshold score for eleven metrics in six broad categories set forth on the Company’s internal 2011 metrics scorecard, cash bonuses would be awarded by multiplying each individual’s base salary by a bonus percentage, which is calculated by multiplying the percentage achieved on the internal 2011 metrics scorecard (the “Scorecard Percentage”) by the baseline percentage assigned to such individual based on the individual’s level of responsibility within the Company.  Under the 2011 Leadership Bonus Plan, if the Company attained the minimum threshold percentage set forth on the Company’s internal 2011 metrics scorecard, the Scorecard Percentage would range from 80% to 200%.

For fiscal year 2011, the Company achieved metrics set forth on the Company’s internal 2011 metrics scorecard in the following categories:

•         Total revenue

•         Year-end working capital

•         RIO® Robotic Arm Interactive Orthopedic, or RIO, system sales

•         Total MAKOplasty® procedures

The Committee noted that certain achievements in the following two categories, while not satisfying the particular metrics set forth in the 2011 metrics scorecard, were substantial and meaningful for the Company in 2011:

•         Delightful Customer Experience – maintained high internally-measured customer satisfaction survey score

•         Expanded Product Offering – commercially launched MAKOplasty® Total Hip Arthroplasty application for RIO and RESTORIS® hip implant system

The Committee also considered certain additional factors in deciding to authorize the payment of discretionary annual performance bonuses to the Company’s executive officers, including the following year-end results:

•         66% increase in the Company’s per share stock price during 2011

•         69% increase in the Company’s commercial installed base of MAKOplasty sites during 2011

•         99% increase in MAKOplasty procedures performed during 2011 as compared to procedures performed in 2010

•         Significant increase in Company revenue for 2011 as compared to revenue for 2010

•         Continuing to drive MAKOplasty adoption through the Company’s extensive clinical research program

In recognition of the achievements described above, and in light of the Company’s overall strong performance for the year ended December 31, 2011 and the contribution of all executive officers in achieving this performance,  the Committee exercised its discretion to authorize the payment of a discretionary annual performance bonus to each of the Company’s executive officers in the amounts set forth below, which bonuses reflect a Scorecard Percentage of 120% (which is within the range of 80% to 200% originally contemplated by the Committee under the 2011 Leadership Bonus Plan).

Name and Position	Fiscal 2011 Annual Performance Bonus
Maurice R. Ferré, M.D.	$252,156
President, Chief Executive Officer and Chairman

Fritz L. LaPorte	$109,546
Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

Ivan Delevic	$77,458
Senior Vice President of Strategic Marketing and Business Development

Menashe R. Frank	$81,188
Senior Vice President, General Counsel, and Secretary

James E. Keller (1)
Former Senior Vice President of Regulatory Affairs and Quality Assurance	$70,117

Richard Leparmentier	$72,390
Senior Vice President of Engineering

Duncan H. Moffat	$76,802
Senior Vice President of Operations

Steve J. Nunes	$81,000
Senior Vice President of Sales and Marketing

______________
(1)	Mr. Keller resigned as the Company’s Senior Vice President of Regulatory Affairs and Quality Assurance effective as of February 3, 2012. He was replaced by Lawrence T. Gibbons, also effective as of February 3, 2012.

CEO Equity Grant

As previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2011, the Committee previously adopted the recommendations of its compensation consultant (the “Recommendations”) with respect to the implementation of a long-term equity incentive strategy for Dr. Ferré. The Recommendations provided for certain long-term equity grants to be made to Dr. Ferré in 2010 and 2011, which were intended to guide the equity compensation for Dr. Ferré through the end of 2014. The Committee approved the grant to Dr. Ferré of the 2010 and 2011 long-term equity components of the Recommendations on April 13, 2010 and February 3, 2011, respectively.

In recognition of the Company’s achievements described above and overall strong performance for the year ended December 31, 2011 and the significant contribution of Dr. Ferré in achieving this performance, the Committee exercised its discretion to authorize the grant of 60,000 incentive stock options to Dr. Ferré, which will vest on a quarterly basis over a four-year period, commencing on February 23, 2012, the grant date.

The terms and conditions of the Ferré Options are subject to the provisions of the Form of Incentive Stock Option Agreement related to the Company’s 2008 Omnibus Incentive Plan filed as Exhibit 10.7 of the Company’s Annual Report on Form 10-K for the period ended December 31, 2010.

2012 Leadership Bonus Plan

The 2012 Leadership Bonus Plan will be used for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2012. Under the 2012 Leadership Bonus Plan, if the Company attains certain target and incremental goals set forth on the Company’s internal 2012 metrics scorecard  in the categories set forth below, cash bonuses will be awarded by multiplying each individual’s base salary by a bonus percentage, which is calculated by multiplying the percentage achieved on the internal 2012 metrics scorecard (the “2012 Scorecard Percentage”) by the baseline percentage assigned to such individual based on the individual’s level of responsibility within the Company.  The scorecard categories include the following:

•         Total revenue

•         Net loss

•         Working capital

•         Targets with respect to expanded applications of the RIO system and expanded commercialization of the Company’s products

•         Targets with respect to the satisfaction of the Company’s customers pertaining to the Company’s products

•         Targets with respect to product quality assurance

Under the 2012 Leadership Bonus Plan, the 2012 Scorecard Percentage can range from 80% to 200%, depending upon the target and incremental goals achieved by the Company.

The foregoing description of the terms and conditions of the 2012 Leadership Bonus Plan is qualified in its entirety by reference to the 2012 Leadership Cash Bonus Plan, a copy of which is attached as Exhibit 10.1 to this Form 8-K and incorporated in its entirety by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	2012 Leadership Cash Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: February 27, 2012	By:	/s/	Menashe R. Frank
Menashe R. Frank, Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2012 Leadership Cash Bonus Plan